Exhibit 10.10

Exclusive Option Agreement

The Exclusive Option Agreement (the “Agreement”) was made and entered into by and between the following parties (the “Parties to the Agreement” or the “Parties”) in Shanghai, the People’s Republic of China (the “PRC”) on June 24, 2020:

Party A: Fenghe Enterprise Management Consulting (Shanghai) Co., Ltd. (枫合企业管理咨询（上海）有限公司)

Unified social credit code: 91310115677860926H

Registered Address: 939 Haixu Road, Pudong New Area, Shanghai

Legal representative: Zhou Xuelin

Party B:

Zhou Xuelin

ID Card No.: 321002196502131218

Domicile: Unit 8-2102, Shengshi Nianhua, Lane 100, Yushan Road, Pudong New Area, Shanghai

Jiangsu Yunxuetang Network Technology Co., Ltd.

Unified social credit code: 913205055884208494

Domicile: 20/F, Building 2, 209 Zhuyuan Road, Suzhou New District (SND), Suzhou

Legal representative: Lu Xiaoyan

Party C: Shanghai Sino-Europe International Culture Communication Co., Ltd. (上海中欧国际文化传播有限公司)

Unified social credit code: 91310114669380033L

Registered address: Room 4D53-1, Room 4D08, 1611 Cao’an Road, Jiading District, Shanghai Legal representative: Zhou Xuelin

Whereas:

1.	Party A is a wholly foreign-owned enterprise incorporated and existing under the laws of the PRC.

2.	Party C is a limited liability company incorporated and existing under the laws of the PRC.

3.

In accordance with the Equity Transfer Agreement entered into by and between Zhou Xuelin, Ma Ying, Jiangsu Yunxuetang Network Technology Co., Ltd. and Party C on June 24, 2020, Jiangsu Yunxuetang Network Technology Co., Ltd. acquired 60% of the total equity of Party C held by Zhou Xuelin and Ma Ying, and Party B (the “Authorizing Parties”) directly held all the equity of Party C (the “Equity”) upon the completion of the aforesaid equity transfer, in which, Zhou Xuelin held 40% of the equity of Party C, Jiangsu Yunxuetang Network Technology Co., Ltd. held 60% of the equity of Party C.

4.

Party A and Party C entered into the Exclusive Technical Consulting and Service Agreement on June 24, 2020. The Parties entered into the Power of Attorney Agreement on Shareholder’s Voting Rights and the Equity Pledge Agreement on June 24, 2020 (the Exclusive Technical Consulting and Service Agreement, the Power of Attorney Agreement on Shareholder’s Voting Rights, the Equity Pledge Agreement and this Agreement are collectively referred to as the “Control Agreements” herein).

5.

To ensure that each of Party B and Party C performs their obligations and commitments under the Exclusive Technical Consulting and Service Agreement, the Power of Attorney Agreement on Shareholder’s Voting Rights and the Equity Pledge Agreement, Party A has required each of Party B, and each of Party B has agreed to grant Party A or the qualified entity designated by Party A the exclusive option to purchase all or part of the Equity in Party C held by each or one of Party B at any time to the maximum extent as permitted by the laws issued by the PRC.

Therefore, the Parties hereto agree as follows:

1.	Granting of Stock Option

1.1	Granting

The Authorizing Parties have agreed that on the date of the Agreement, they shall irrevocably grant Party A an exclusive right to, at their sole discretion, purchase or designate a third party to purchase the entire equity interest (the “Stock Option”) in Party C held by the Authorizing Parties in installments or in lump sum at the lowest as permitted by the laws issued by the PRC at any time when exercising the right. The Stock Option shall be granted to Party A once the Agreement is signed by the Parties, and shall be irrevocable once granted during the term of the Agreement. No person other than Party A and its designated third party shall have any option or other rights over the Equity.

1.2	Term

The Agreement shall take effect as of the date when signed by the Parties to the Agreement and shall terminate upon the completion of the acquisition of the Equity in Party C held by the Authorized Parties to the extent permitted by the laws issued by the PRC.

Party A shall have the right to terminate the Agreement at any time for convenience for any reason upon ten (10) business days’ prior written notice to each of the Authorizing Parties and Party C.

2.	Exercise of Stock Option and Completion

2.1	Exercise time

2.1.1

The Authorizing Parties agree that Party A may exercise part or all of the Stock Option under the Agreement at any time during the term of the Agreement to the extent permitted by the laws issued by the PRC.

2.1.2	The Authorizing Parties agree that there is no restriction on the number of exercise of Party A unless it has completed the acquisition of the Equity in Party C.

2.1.3	The Authorizing Parties agree that Party A may designate a third party to exercise the Stock Option subject to the prior written notice to the Authorizing Parties.

2.2	Granting of exercise price

The Authorizing Parties agree that the purchase price of the Equity shall be the lowest as permitted by the laws issued by the PRC at the time of exercise, and the specific price and payment method shall be subject to the written notice issued by Party A to Party B.

The Authorizing Parties hereby agree and undertake that the exercise price obtained from Party A or its designated third party in exercising the Stock Option shall be immediately returned and granted to Party C for free, to fulfill the obligations of each of the Authorizing Parties under the Equity Pledge Agreement and the Power of Attorney Agreement on Shareholder’s Voting Rights.

2.3	Transfer

The Authorizing Parties agree that Party A’s Stock Option under the Agreement can be transferred in part or in full to a third party without the approval of the Authorizing Parties. The transferee shall be deemed a party to the Agreement, and may exercise the Stock Option in respect of the Stock Option share transferred to it in accordance with the stipulations of the Agreement, and enjoy and assume the rights and obligations of Party A hereunder, subject to the prior written notice to the Authorizing Parties.

2.4	Exercise notice

2.4.1	To exercise the right, Party A shall notify the Authorizing Parties in writing twenty (20) business days prior to the Completion Date (as defined below). The notice shall set out the following terms:

(a)	Decision of Party A or the Designee to exercise the option;

(b)

Upon exercise of the Stock Option, the effective completion date of the Equity shall be the date on which the registration of change of the Equity with the relevant administration for industry and commerce is duly made (the “Completion Date”);

(c)	Name of the registered holder of the Equity upon exercise of the Stock Option;

(d)	Number of Equity purchased from each of the Authorizing Parties;

(e)	Exercise price and payment method thereof; and

(f)	Power of attorney (if exercised by a third party).

2.4.2

Each of the Parties agrees that Party A may at any time designate a third party to exercise the Stock Option, acquire and register the Equity in the name of the third party. The Authorizing Parties agree that, as long as Party A or its designated third party requests the exercise, the Authorizing Parties shall sign the Equity Transfer Agreement and other relevant documents in accordance with the Exercise Notice and this Agreement within twenty (20) business days after receiving the Exercise Notice.

2.5	Equity transfer and completion

2.5.1	When Party A exercises the Stock Option, within twenty (20) business days from the date of receipt of the Exercise Notice issued by Party A in accordance with Article 2.4 of the Agreement:

(a)

The Authorizing Parties shall procure Party C to hold the shareholders’ meeting in time and approve the resolution on the transfer of the Equity by the Authorizing Parties to Party A and/or its designated third party;

(b)

The Authorizing Parties shall obtain the written statements of other shareholders of Party C to agree to the transfer and waive the right of preemption for its transfer of the purchased Equity to Party A and/or the Designee;

(c)

According to the Agreement and the Exercise Notice, for each transfer, each of the Authorizing Parties shall enter into an equity transfer agreement (the “Transfer Agreement”) with Party A and/or its designated third party (if applicable) in form and content satisfactory to Party A;

(d)

Each of the Authorizing Parties shall sign all necessary contracts, agreements or documents, obtain all necessary governmental approvals and consent, and take all necessary action to transfer the ownership of the Equity designated to be purchased by Party A and all the rights attached thereto to Party A and/or its designated third party free from any encumbrances (other than those stipulated under the Control Agreements), and shall procure Party A and/or its designated third party to become the registered owner(s) of the Equity to be purchased and deliver to Party A or its designated third party the latest business license, articles of association and other relevant documents issued or registered by the relevant PRC competent authorities, which shall reflect the change of the Equity in Party C and change of directors and legal representatives (if applicable).

3.	Representation, Warranties and Undertakings

3.1	Each of the Authorizing Parties has given the following representations and warranties respectively:

3.1.1

At the date of signing this Agreement and on each Completion Date, each of the Authorizing Parties shall have the power, right, authority and capacity to sign and deliver this Agreement and such Transfer Agreement to which it is a party as is entered into for each Equity transfer in accordance with this Agreement, and to perform its obligations under this Agreement and any transfer agreement. This Agreement together with the Transfer Agreement to which it is a party, when executed, shall constitute a legal, valid and binding obligation on it and shall be enforceable in accordance with its terms;

3.1.2

The execution and delivery of this Agreement or the Transfer Agreement, or the performance by each of the Authorizing Parties of the obligations under the Agreement or the Transfer Agreement will not: (i) violate any relevant laws or regulations of the PRC; (ii) contravene the articles of association or other constitutional documents of Party C; (iii) result in a breach of any agreement or document to which it is a party or binding on it or constitute a breach of any agreement or document to which it is a party or binding on it; (iv) result in the breach of any license or approval granted by the governmental authorities to it; or (v) result in termination or cancellation or imposition of additional conditions of any license or approval granted by the governmental authorities to it;

3.1.3	There is no litigation, arbitration or other judicial or administrative proceedings pending or threatened which may materially affect the performance of this Agreement or any transfer agreement;

3.1.4

The Authorizing Parties hold 100% equity interest in Party C (the “Equity”) in total, in which, Zhou Xuelin held 40% of the equity of Party C, Jiangsu Yunxuetang Network Technology Co., Ltd. held 60% of the Equity of Party C. Each of the Authorizing Parties has good and marketable ownership of the Equity in Party C. Save as agreed under the Control Agreements, the Equity in Party C held by the Authorizing Parties are not subject to any pledge, liability or other third-party encumbrances;

3.1.5	The Authorizing Parties have disclosed to Party A all the circumstances that may materially and adversely affect the performance of this Agreement;

3.1.6

The Stock Option granted by the Authorizing Parties to Party A is exclusive. The Authorizing Parties did not grant the same or similar rights to other third parties in any other way prior to or upon the granting of the Stock Option to Party A.

3.2	Each of the Authorizing Parties has given the following commitments:

3.2.1

During the term of the Agreement, except as agreed under the Control Agreements, the Authorizing Parties will not create any pledge, liability and any other third-party encumbrances over the Equity held by it, or transfer or grant to a third party other than that in the Agreement or dispose of the Equity held by it in any other way;

3.2.2	The Authorizing Parties will not grant the Stock Option or similar rights to any third parties in any form during the term of this Agreement;

3.2.3

During the term of the Agreement, the Authorizing Parties shall use reasonable commercial efforts to procure and ensure that the business operated by Party C conforms with the relevant applicable laws, regulations, rules and other administrative rules and documents promulgated by competent government authorities, and ensure that there is no violation of the above stipulations that may have a material adverse effect on the business or assets operated by the Company;

3.2.4

The Authorizing Parties shall maintain the valid existence of Party C in accordance with good financial and business standards and practices, prudently and effectively operate its business and handle affairs, use its best efforts to obtain and maintain the permits, licenses and approvals required by Party C for its continuous operation, and ensure that such permits, licenses and approvals are not canceled, revoked or declared invalid;

3.2.5	The Authorizing Parties shall provide all the information concerning the operations and financial position of Party C to Party A upon its request;

3.2.6

Before Party A (or its designated third party) exercises the Stock Option to acquire the entire Equity or assets of Party C, except as agreed under the Control Agreements and with the express written consent of Party A, each of the Authorizing Parties shall not:

(a)

procure Party C to enter into or effect transactions or acts that will materially and adversely affect the assets, responsibilities, operations, Equity and other legal rights of Party C (except for those that incurred in the normal or ordinary course of business and that have been disclosed to and approved in writing by Party A);

(b)	procure the shareholders’ meeting of Party C to adopt resolutions on the distribution of dividends and bonuses;

(c)	sell, transfer, mortgage or otherwise dispose of any legal or beneficial interest in the Equity of Party C, or allow any other security interest to be created thereon;

(d)

procure the shareholders’ meeting of Party C to sell, transfer, mortgage or otherwise dispose of any legal or beneficial interest in the Equity of Party C, or allow any other security interest to be created thereon;

(e)	procure the shareholders’ meeting of Party C to approve matters such as the termination, liquidation or dissolution of Party C.

3.2.7	Before Party A (or its designated third party) exercises the Stock Option to acquire the entire Equity or assets of Party C, the Authorizing Parties undertake that:

(a)

They will immediately notify Party A in writing of any litigation, arbitration or administrative proceedings that have occurred or may occur in relation to the Equity owned by Party A, or circumstances that may have any adverse effect on the Equity;

(b)

They will procure the shareholders’ meeting of Party C to consider and approve the transfer of the purchased Equity under the Agreement, procure Party C to amend its articles of association to reflect the changes in Party C’s Equity after Party A and/or its designated third party exercise(s) the right under the Agreement and other changes as stated in the Agreement, and immediately apply to the relevant PRC competent authorities for approval (if such approval is required by law) and change of registration, and procure Party C to approve the appointment of Party A and/or its designated third party’s designated person as the director and legal representative of Party C (if necessary) by way of resolution of the shareholders’ meeting;

(c)

Before Party A and/or its designated third party exercise(s) the right, in order to maintain the legal and valid ownership of the relevant Equity by the Authorizing Parties, they will execute all necessary or proper documents, take all necessary or proper action, and file all necessary or proper complaints or defend all necessary and proper claims to maintain its ownership of the underlying assets;

(d)

Upon the request of Party A at any time, they will unconditionally transfer its Equity to Party A and/or its designated third party at the time specified by Party A and waive its right of preemption with respect to the transfer of the Equity by other shareholders of Party C based on the instructions of Party A;

(e)

They shall comply with the stipulations of the Agreement and other agreements entered into jointly or separately by each of the Authorizing Parties and Party A, and earnestly perform all obligations under such agreements, and shall not perform any action or omission that may affect the validity and enforceability of such agreements.

3.3	Party C and the Authorizing Parties hereby jointly and severally make the following representations, warranties and undertakings to Party A:

3.3.1

Before Party A (or its designated third party) exercises the Stock Option and obtains all the Equity or interest in Party C, other than in accordance with the stipulations of the Control Agreements or with the written consent of Party A, Party C shall not:

(a)	modify the articles of association or other constitutional documents of Party C, increase or decrease its registered capital, or otherwise change its registered capital structure;

(b)

sell, transfer, mortgage or otherwise dispose of any assets, business or income, or allow any other security interest to be created thereon (except for those that incurred in the normal or ordinary course of business and that have been disclosed to and approved in writing by Party A);

(c)

enter into transactions that will or may have a material adverse effect on its assets, responsibilities, operations, Equity and other legal rights (except for those that incurred in the normal or ordinary course of business and that have been disclosed to and approved in writing by Party A);

(d)	distribute dividends and bonuses in any form to shareholders;

(e)

incur, assume, guarantee or permit the existence of any liability, except for (i) the liabilities arising in the normal or ordinary course of business other than by borrowing money; (ii) the liabilities that have been disclosed to and approved in writing by Party A;

(f)	any loan or credit granted to any person.

3.3.2

As at the date of the Agreement and each Completion Date, except for (i) the liabilities incurred in the ordinary course of its business; and (ii) the liabilities that have been disclosed to and expressly agreed in writing by Party A in advance, Party C does not have any outstanding liabilities.

3.3.3

As at the date of the Agreement and each Completion Date, except for the litigation, arbitration or administrative proceedings that have been disclosed to and expressly agreed in writing by Party A in advance, there is no ongoing or possible litigation, arbitration or administrative proceedings in relation to the Equity, the assets of Party C or other matters that may have a material adverse effect on Party C’s performance of the Agreement.

3.3.4

Party C hereby undertakes to Party A that it will, during the term of the Agreement, comply with all laws and regulations applicable to the acquisition of Equity and assets, bear all expenses arising from the Equity transfer, and complete all necessary procedures for Party A or its designated third party to become a shareholder of Party C, including but not limited to, assisting Party A to obtain the necessary approval from the approval authority for the Equity transfer, submitting the relevant application documents required for the registration of the change of the Equity to the competent administration for industry and commerce, and revising the register of members.

4.	Taxation

All taxes arising from the performance of this Agreement shall be borne by Party C.

5.	Breach

Unless as otherwise provided in this Agreement, if any party fails to perform in full or suspends the performance of its obligations under this Agreement and fails to rectify such action within thirty (30) days from the date of receipt of notice from the other parties, or any representation and warranty made by it under this Agreement is false, inaccurate or misleading, it shall be deemed in breach of this Agreement.

If any party breaches this Agreement or any of its representations and warranties made herein, the non-breaching party may notify the breaching party in writing and require it to correct the breach within ten (10) days from the date of receipt of the notice, take corresponding measures to effectively and timely avoid damages and continue to perform this Agreement. In case of any damage, the breaching party shall compensate the non-breaching party, so as to enable the non-breaching party to obtain all rights and interests it is entitled to upon the performance of this Agreement.

If each party breaches this Agreement, the amount of compensation to be paid shall be determined according to the extent of the breach.

6.	Governing Law and Dispute Resolution

6.1	Governing Laws

This Agreement shall be governed by and construed in accordance with the laws of the PRC.

6.2	Arbitration

In case the Parties hereto have any disputes concerning the interpretation and performance of the stipulations of this Agreement, the Parties shall consult in good faith to resolve such dispute. If the consultation fails, either party may submit the dispute to the Shanghai International Economic and Trade Arbitration Commission (“Shanghai International Arbitration Center”) for arbitration in accordance with its arbitration rules in force at that time. The place of arbitration shall be Shanghai, and the arbitration language shall be Chinese. The arbitration award shall be final and binding on the Parties. This Article shall not be affected by the termination or cancellation of this Agreement.

6.3	Continued performance

Except for the matters in dispute, the Parties shall continue to perform their respective obligations in accordance with the stipulations of this Agreement in good faith.

7.	Confidentiality

7.1	Confidential information

The Parties acknowledge and confirm that the existence of this Agreement, the terms of this Agreement and any oral or written information exchanged with each other in connection with the preparation or performance of this Agreement shall be considered confidential information. Each party shall keep confidential of such confidential information. Any party shall not disclose any confidential information to any third party except with the prior written consent of other parties. This Article shall survive the termination of this Agreement.

7.2	Exception

Where disclosure of confidential information is required by law, court judgments, arbitral awards, or decisions of the governmental authorities, such disclosure shall not be deemed a violation of Article 7.1 above.

8.	Miscellaneous

8.1	Entire agreement

This Agreement constitutes the entire agreement between the parties with respect to the matters covered herein. In case there is any inconsistency between the prior discussions, consultations and agreements and this Agreement, this Agreement shall prevail.

8.2	Notice

8.2.1

All notices given by the Parties to the Agreement for the performance of their rights and obligations under the Agreement shall be made in writing and delivered by personal delivery, registered mail, prepaid mail or approved courier service to the parties concerned or each party at the following address or such other address as a party may from time to time notify the other parties in writing.

Party A: Fenghe Enterprise Management Consulting (Shanghai) Co., Ltd (枫合企业管理咨询（上海）有限公司)

Address: 25/F, Shimao Building, 55 Weifang West Road, Pudong New Area, Shanghai

Tel.: 13801696448

Attn: Zhou Xuelin

Party B:

Zhou Xuelin

Address: Unit 8-2102, Shengshi Nianhua, Lane 100, Yushan Road, Pudong New Area, Shanghai

Tel.: 13801696448

Attn: Zhou Xuelin

Jiangsu Yunxuetang Network Technology Co., Ltd.

Address: 20/F, Building 2, 209 Zhuyuan Road, Suzhou New District, Suzhou

Tel.: 15850229266

Attn: Qian Zhen

Party C: Shanghai Sino-Europe International Culture Communication Co., Ltd. (上海中欧国际文化传播有限公司)

Address: 25/F, Shimao Building, 55 Weifang West Road, Pudong New Area, Shanghai

Tel.: 13801696448

Attn: Zhou Xuelin

8.2.2	Notices and letters shall be deemed to have been served:

(a)	on the date of receipt if delivered by personal delivery or courier service;

(b)	on the fifteenth (15) day after the date on the registered mail return receipt if delivered by registered mail.

8.3	Language and text

This Agreement shall be done in quadruplicate in Chinese, with each party holding such one (1) duplicate as shall have the equal legal effect.

8.4	Day and business day

“Day(s)” as referred to in this Agreement refer(s) to a calendar date; “Business days” referred to in the Agreement shall be Monday to Friday (excluding statutory holidays).

8.5	Headings

The headings are for convenience only and shall not be used as the construction or interpretation of this Agreement.

8.6	Outstanding matters

For matters not stipulated in the Agreement, the Parties hereto shall resolve such matters through friendly consultation in accordance with the laws of the PRC.

8.7	Effectiveness of the Agreement

This Agreement shall be binding on the Parties hereto and their respective inheritors, successors and permitted assignees and shall be entered into for the sole benefit of the above parties.

8.8	Transfer of rights and obligations

Without the prior written consent of Party A, each of the Authorizing Parties shall not transfer its rights, benefits or obligations under the Agreement.

Each of the Authorizing Parties hereby agrees that Party A may transfer its rights and obligations under this Agreement to other third parties when necessary. Party A is only required to give written notice to each of the Authorizing Parties and Party C without the consent thereof for such transfer.

8.9	Severability

If one or more stipulations of this Agreement are held invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the remaining stipulations of this Agreement shall not be affected or prejudiced in any way. The Parties shall seek to replace the invalid, illegal or unenforceable stipulations with those which are legally permissible and effective to the fullest extent permitted by law and the intent of the Parties in good faith, provided that the economic effects of such effective stipulations shall be as close as possible to those of ineffective, illegal or unenforceable stipulations.

8.10	No waiver

A waiver by a party of its right to pursue a breach of this Agreement by another party under certain circumstances shall not be deemed a waiver of a similar breach of this Agreement by another party under other circumstances.

8.11	Amendment of this Agreement

The Parties may amend or supplement this Agreement through a written agreement. The written amendments and supplementary agreements to this Agreement shall be an integral part of this Agreement and shall have the equal legal effect as this Agreement.

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Party A: Fenghe Enterprise Management Consulting (Shanghai) Co., Ltd. (枫合企业管理咨询（上海）有限公司)

(Seal)

/s/ Zhou Xuelin
Legal representative: Zhou Xuelin (Signature)

Signature page of Exclusive Option Agreement

(No text on this page, which is the signature page of Exclusive Option Agreement)

Party B:

/s/ Zhou Xuelin

Zhou Xuelin (Signature)

Signature page of Exclusive Option Agreement

(No text on this page, which is the signature page of Exclusive Option Agreement)

Party B: Jiangsu Yunxuetang Network Technology Co., Ltd. (Seal)

/s/ Lu Xiaoyan
Legal representative: Lu Xiaoyan (Signature)

Signature page of Exclusive Option Agreement

(No text on this page, which is the signature page of Exclusive Option Agreement)

Party C: Shanghai Sino-Europe International Culture Communication Co., Ltd. (上海中欧国际文化传播有限公司) (Seal)

/s/ Zhou Xuelin

Legal representative: Zhou Xuelin (Signature)

Signature page of Exclusive Option Agreement